UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2019

PerkinElmer, Inc.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	001-05075	04-2052042
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

940 Winter Street, Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 663-6900

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1 par value per share	PKI	The New York Stock Exchange
1.875% Notes due 2026	PKI 21A	The New York Stock Exchange
0.600% Notes due 2021	PKI 21B	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture

On September 12, 2019, PerkinElmer, Inc., a Massachusetts corporation (the “Company”), issued $850,000,000 aggregate principal amount of 3.300% Senior Notes due 2029 (the “Notes”) in a public offering pursuant to a registration statement on Form S-3 (File No. 333-230425) and a base prospectus and a prospectus supplement related to the offering of the Notes (the “Offering”), each as previously filed with the Securities and Exchange Commission (the “SEC”). The Notes were issued under an indenture, dated as of October 25, 2011 (the “Base Indenture”) by and between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by a Fifth Supplemental Indenture, dated as of September 12, 2019 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”) by and between the Company and the Trustee. The sale of the Notes was made pursuant to the terms of an Underwriting Agreement (the “Underwriting Agreement”), dated as of September 10, 2019, by and among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in the Underwriting Agreement.

The Notes will mature on September 15, 2029. The Notes will bear interest at the rate of 3.300% per annum, which will be paid semi-annually in arrears on March 15 and September 15 of each year, commencing on March 15, 2020, to holders of record on the preceding March 1 and September 1, respectively.

Prior to June 15, 2029 (three months prior to the maturity date of the Notes), the Company may redeem the Notes in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest thereon (not including any portion of such payments of interest accrued but unpaid as of the date of redemption) assuming that such Notes matured on June 15, 2029, discounted at the date of redemption on a semi-annual basis (assuming a 360-day year of twelve 30-day months), at the Treasury Rate (as defined in the Indenture) plus 25 basis points, plus, in each case, accrued and unpaid interest thereon to, but excluding, the date of redemption.

At any time on or after June 15, 2029 (three months prior to the maturity date of the Notes), the Company may redeem the Notes, in whole or in part, at the Company’s option, at a redemption price equal to 100% of the principal amount of the Notes due to be redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Upon the occurrence of a Change of Control Repurchase Event (as defined in the Indenture) of the Company, the Company will, in certain circumstances, make an offer to repurchase the Notes at a price equal to 101% of their principal amount plus any accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The Notes are general unsecured obligations of the Company that are effectively subordinated in right of payment to all existing and future secured indebtedness of the Company to the extent of the value of the assets securing such indebtedness, and effectively subordinated to all existing and any future liabilities of the Company’s subsidiaries, including trade payables; rank equal in right of payment with all existing and any future unsecured and unsubordinated indebtedness of the Company; and rank senior in right of payment to any future subordinated indebtedness of the Company that is from time to time outstanding.

The Indenture contains limited affirmative and negative covenants of the Company. The negative covenants restrict the ability of the Company and its subsidiaries to create, incur or assume debt secured by liens on its Principal Property (as defined in the Indenture) or to engage in sale and lease back transactions to the extent that the property subject to the sale and leaseback transaction is a Principal Property.

Upon the occurrence of an event of default under the Indenture, which includes payment defaults, defaults in the performance of affirmative and negative covenants, bankruptcy and insolvency related defaults and failure to pay certain indebtedness, the obligations of the Company under the Notes may be accelerated, in which case the entire principal amount of the Notes may become immediately due and payable.

The Company expects that the net proceeds from the sale of the Notes will be approximately $839.1 million after deducting the underwriting discount and estimated offering expenses. The Company intends to use approximately $770 million of the net proceeds of the offering to repay all amounts outstanding under its senior unsecured revolving credit facility (the “Credit Facility”). It plans to replace the Credit Facility with a new $1.0 billion, five-year senior unsecured revolving credit facility with Bank of America, N.A. as administrative agent. The Company expects to use the remaining net proceeds of the Offering, together with borrowings under the Credit Facility or the replacement credit facility, to redeem all of its $500 million aggregate principal amount of outstanding 5% Senior Unsecured Notes due 2021 (the “2021 Notes”). If the Company does not redeem the 2021 Notes, the Company intends to use any remaining net proceeds from the Offering for general corporate purposes. This shall not constitute a notice of redemption with respect to the 2021 Notes.

Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Company, has issued an opinion to the Company, dated September 12, 2019, regarding the legality of the Notes. A copy of the opinion as to legality is filed as Exhibit 5.1 hereto.

The foregoing description of certain of the terms of the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Base Indenture, which was filed with the SEC on October 27, 2011 as Exhibit 99.1 to the Company’s Current Report on Form 8-K, the Supplemental Indenture, which is filed with this report as Exhibit 4.2, and the Form of Note (included in Exhibit 4.2), all of which are incorporated herein by reference. The foregoing description of certain terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed with this report as Exhibit 1.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated September 10, 2019, by and among the Company and J.P. Morgan Securities LLC and BofA Securities, Inc., as representatives of the several underwriters named in the Underwriting Agreement.

4.1

Indenture, dated as of October 25, 2011, by and between the Company and U.S. Bank National Association (incorporated herein by reference to Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 27, 2011
(File No. 001-05075)).

4.2	Fifth Supplemental Indenture, dated as of September 12, 2019, by and between the Company and U.S. Bank National Association, as trustee (including the form of note contained therein).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (contained in Exhibit 5.1 above).

101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Labels Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as inline XBRL with applicable taxonomy extension information contained in Exhibits 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERKINELMER, INC.

Date: September 12, 2019	By:	/s/ John L. Healy
John L. Healy Vice President and Associate General Counsel